UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

March 30, 2006

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2006 Annual Meeting of Shareholders of YUM! Brands, Inc. The meeting will be held Thursday, May 18, 2006, at 9:00 a.m., local time, in the Yum! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

At this meeting, you will be asked to:

(1)         Elect twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

(2)         Ratify the Board’s selection of independent auditors to audit our financial statements for 2006;

(3)         Vote on four shareholder proposals described in the attached Proxy Statement, if properly presented at the meeting; and

(4)         Transact any other business properly brought before the meeting.

The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. You may also read the notice and proxy statement on our Web site at www.yum.com/investors/proxy.asp.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the proxy statement and the enclosed proxy card for details about electronic voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

An admission ticket is attached to the accompanying proxy card. Please retain it and bring it with you if you plan to attend the meeting.

Sincerely,

David C. Novak
Chairman of the Board and Chief Executive Officer

YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 18, 2006
Place:	Yum! Conference Center
1900 Colonel Sanders Lane
Louisville, Kentucky 40213
Items of Business:	(1) To elect twelve (12) directors to serve until the 2007 annual meeting of shareholders and until their respective successors are duly elected and qualified.
(2) To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 30, 2006.
(3) To consider and vote on four shareholder proposals described in the attached proxy statement, if properly presented at the meeting.
(4) To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 20, 2006.
Annual Report:	A copy of our 2005 Annual Report is enclosed.
Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March 30, 2006.

By Order of the Board of Directors

Christian L. Campbell
Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Shareholders also have the option of voting electronically through the internet or by telephone. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about electronic voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! BRANDS, INC.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 18, 2006

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“Yum” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Savings Time), on Thursday, May 18, 2006, in the Yum! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Who may attend the annual meeting?

All shareholders of record as of March 20, 2006, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. The admission ticket attached to the enclosed proxy card is required for admission to the meeting.

Please note that if you hold shares in a “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 20, 2006 and check in at the registration desk at the meeting.

What am I voting on?

You will be voting on the following six items of business at the annual meeting:

•       The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•       The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 30, 2006;

•       The consideration of a shareholder proposal relating to a diversity report;

•       The consideration of a shareholder proposal relating to the MacBride Principles;

•       The consideration of a shareholder proposal relating to the labeling of foods containing genetically engineered ingredients; and

•       The consideration of a shareholder proposal relating to an animal welfare report.

We will also consider other business that properly comes before the meeting.

Who may vote?

You may vote if you owned Yum common stock as of the close of business on the record date, March 20, 2006. Each share of Yum common stock is entitled to one vote. As of March 20, 2006, Yum had 273,396,146  shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees named in this proxy statement for election to the Board, “FOR” the ratification of the selection of KPMG LLP as our independent auditors and “AGAINST” the shareholder proposals.

How do I vote before the meeting?

You have three voting options:

•       Through the Internet, which we encourage if you have Internet access, at the address shown below;

•       By telephone through the toll-free number shown below; or

•       By mail by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement.

Please note that if you elect to vote through the Internet or by telephone, do not mail back your proxy card. Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

If you choose to vote through the Internet, you will be responsible for any costs associated with electronic access, such as usage charges from internet service providers and telephone companies.

If you are a participant in the Direct Stock Purchase Plan, shares of Yum common stock held in your account may be voted by returning the proxy card. The administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from participants.

If you are a participant in Yum’s 401(k) Plan, you may use the proxy card to direct the trustee of the 401(k) Plan to vote shares of Yum common stock you beneficially own under the 401(k) Plan. In accordance with the 401(k) Plan terms, if your proxy card for 401(k) Plan shares is not returned, those shares will not be voted.

For Shares Registered Directly in the Name of the Shareholder.   Shareholders with shares registered directly in their name in the Company’s stock records maintained by our transfer agent, American Stock Transfer and Trust Company, may vote their shares:

•       by submitting their proxy through the internet at the following address on the World Wide Web: www.proxyvote.com;

•       by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

•       by mailing their signed proxy card.

Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through ADP Investor Communication Services as described above must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 17, 2006.

For Shares Registered in the Name of a Brokerage Firm or Bank.   Shareholders who hold shares in street name may vote by mail by completing, signing and returning the voting instruction form provided by their brokerage firms, banks or other nominees. In addition to voting by mail, a number of brokerage firms and banks are participating in a program provided through ADP that offers telephone and Internet voting options (as well as the option to receive future shareholder communications including proxy materials through the Internet and not through the mail). If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com). Votes submitted through the Internet or by telephone through the ADP Investor Communication Services program must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 17, 2006.

Can I vote at the meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•       signing another proxy card with a later date and returning it to us prior to the meeting;

•       voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 17, 2006;

•       giving written notice to the Secretary of the Company; or

•       voting again at the meeting.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•       FOR the election of the twelve (12) nominees for directors named in this proxy statement;

•       FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2006; and

•       AGAINST the shareholder proposals.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2006 are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How can I attend the meeting?

The annual meeting is open to all holders of Yum common stock as of the close of business on March 20, 2006, or their duly appointed proxies. You will need an admission ticket or proof of ownership of Yum’s common stock to enter the meeting. If you are a registered owner, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Yum shareholder. Admittance to the annual meeting will be based upon availability of seating. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the outstanding shares of Yum common stock, as of March 20, 2006, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

The nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” to vote for a particular nominee or nominees, or for all nominees. Unless you mark “WITHHOLD AUTHORITY” to vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this proxy statement.

How many votes are needed to approve the other proposals?

Each of the Company’s proposals and the shareholder proposals will be considered separately. The ratification of the selection of KPMG LLP as our independent auditors and the shareholder proposal must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the meeting. For each of these items, you may vote “FOR”, “AGAINST” OR “ABSTAIN”. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

What if other matters are presented for consideration at the annual meeting?

As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

The business and affairs of Yum are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 12 directors whose terms expire at this Annual Meeting.

As discussed in more detail later in this section, the Board has determined that 10 of our 12 continuing directors are independent under the rules of the New York Stock Exchange (“NYSE”).

How often did the Board meet in fiscal 2005?

The Board of Directors met six times during fiscal 2005. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member (held during the period he or she served as a director). With the exception of David Novak, no directors attended the Company’s annual shareholders meeting in 2005. The other directors attended Board committee meetings during the 2005 annual meeting. In 2006, the Board has determined that it will again schedule committee meetings during the Annual Meeting.

What are the committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2005
Audit: J. David Grissom, Chair	• Possesses sole authority regarding the selection and retention of independent auditors	10
Bonnie Hill Robert Holland, Jr.	• Reviews and has oversight over the Company’s internal audit function
Kenneth G. Langone Jonathan S. Linen Thomas C. Nelson*	• Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors
*Mr. Nelson was appointed to the Audit Committee on	• Reviews the independence, qualification and performance of the independent auditors
January 26, 2006	• Reviews the adequacy of the Company’s internal systems of accounting and financial control
• Reviews the annual audited financial statements and results of the audit with management and the independent auditors
• Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

•   Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Worldwide Code of Conduct and Policy on Conflict of Interest

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

Compensation: Robert J. Ulrich, Chair David W. Dorman Massimo Ferragamo	• Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs	4
Thomas M. Ryan	• Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee
	• Reviews and approves the compensation of the chief executive officer and other senior executive officers
	• Reviews management succession planning

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934.

Nominating and Governance: Kenneth G. Langone, Chair	• Identifies and proposes to the Board suitable candidates for Board membership	3
Robert Holland, Jr. Thomas M. Ryan	• Advises the Board on matters of corporate governance
	• Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Guidelines
	• Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance
	• Prepares and supervises the Board’s annual review of director independence
The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.
Executive/Finance: David C. Novak, Chair J. David Grissom Kenneth G. Langone Robert J. Ulrich	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	0

How are directors compensated?

Employee Directors.   Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation.   Each director who is not an employee of Yum receives an annual stock grant retainer with a fair market value of $100,000 and an annual grant of vested options to buy $125,000 worth of Yum common stock at a price equal to its fair market value on the date of grant. Directors may elect to receive up to one-half of their stock retainer in cash. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than two years. In recognition of the added duties of these chairs, the Chairperson of the Audit Committee receives an additional $15,000 stock retainer annually and the Chairperson of the Compensation Committee receives an additional $5,000 stock retainer annually.

Initial Stock Grant upon Joining Board.   Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Matching Gifts.   To further Yum’s support for charities, non-employee directors are able to participate in the Yum! Brands, Inc. Matching Gifts Program on the same terms as Yum’s employees. Under this program, the Yum! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the Yum! Brands Foundation.

Insurance.   We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage is approximately $2.5 million.

How much Yum stock do the directors own?

Stock ownership information for each director nominee and continuing director is shown in the table on page 28.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, meet or exceed the listing standards adopted in 2003 by the NYSE. The full text of the Principles can be found on the Company’s Web site (www.yum.com/investors/governance/principles.htm). A copy may also be obtained upon request from the Company’s Corporate Secretary.

Pursuant to the Principles, the Board undertook its annual review of director independence in January 2006. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the rules of the NYSE, with the exception of David Novak and Jackie Trujillo. Mr. Novak is not considered an independent director because of his employment as Chairman, Chief Executive Officer and President of the Company. Mrs. Trujillo is considered a non-independent outside director because the Board determined that, under the NYSE independence standards, Mrs. Trujillo has a material relationship with Yum by virtue of her employment during 2004 as Chairman of Harman Management Corporation (“Harman”), one of Yum’s largest franchisees, and her continued relationship with Harman as Chairman Emeritus. We provide additional information regarding royalties and other amounts paid by Harman Management Corporation to Yum at page 9.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Grissom, Ferragamo, Holland, Langone and Nelson and Ms. Hill had no other relationship with the Company other than their relationship as director. The Board did note that the companies that employ or employed Messrs. Dorman, Linen, Ryan and Ulrich had business relationships with the Company; however, the Board determined that these relationships were not material to the director or their companies.

David Dorman is a consultant to AT&T and is no longer an employee of AT&T. Since he is not an employee of AT&T, the Board is not required to consider the AT&T and Yum relationship with respect to whether Mr. Dorman is independent. However, at the time of the independence determination, he was an employee of AT&T and the Board did consider this employment in its independence determination. The Board noted that Yum’s relationship with AT&T Corp. generated fees to AT&T of about $4.5 million in 2005. These fees represented payments for Yum’s long distance usage, data network connections between the field offices and restaurant support centers, toll free numbers and AT&T calling cards (and include payments to SBC, which acquired AT&T at the end of 2005). The Board determined that had Mr. Dorman remained with AT&T, these payments would not have created a material relationship between Yum and Mr. Dorman or Yum and AT&T as they represent less than 1/10 of 1% of AT&T’s revenues (and did not create a material relationship at the time of the determination).

Jonathan S. Linen is an advisor to the Chairman of American Express (“AMEX”). He retired in December 2005 as Vice Chairman of AMEX. While the Board is not required to consider Yum’s relationship with AMEX because Mr. Linen is no longer an employee of AMEX, the Board notes that AMEX and its subsidiaries provide credit card related services to Yum and its employees. Yum’s relationship with AMEX generated service fees to AMEX of about $3 million in 2005. These amounts are not expected to materially change in 2006. The Board has determined that these service fees would not have created a material relationship between Yum and Mr. Linen or Yum and AMEX, as they represent less than 1/10th of 1% of AMEX’s revenues.

Thomas M. Ryan is Chairman and Chief Executive Officer of CVS. In 2003 and 2004, Yum, through its subsidiary, KFC Realty Properties Inc., leased one piece of real estate from CVS. Annual lease payments made to CVS equaled approximately $100,000. KFC Realty did not lease this property from CVS in 2005 and no payments were made to CVS in 2005. The Board determined that these payments do not create a material relationship between Yum and Mr. Ryan or between Yum and CVS as they represent less than 1/10th of 1% of CVS’s revenues.

Robert J. Ulrich is the Chairman and Chief Executive Officer of Target Corporation. Yum received, through its Pizza Hut and Taco Bell affiliates, royalty payments from Target Corporation of approximately $5.7 million in 2005. In addition, the Company will pay Target approximately $700,000, representing a rebate for attaining certain volume levels in 2005. In addition, Yum paid Target approximately $120,000 for the purchase of gift cards used for recognition of Yum employees in 2005. The Board determined that these payments do not create a material relationship between Yum and Mr. Ulrich or Yum and Target as the payments represent less than 1/10th of 1% of Target’s revenues. These payments are expected to increase in 2006 but are not expected to impact the independence determination.

Are there any other material business relationships with entities associated with our directors?

During fiscal 2005, affiliates of Harman Management Corporation (“Harman”), as KFC, Taco Bell, Long John Silvers and A&W All American Food franchisees, paid royalties of approximately $15,453,000 and contingent store opening fees of approximately $870,500 to subsidiaries of Yum. The store opening fees are held in escrow and may be returned to Harman if the related new restaurant units are not opened within 18 months of payment and may be returned to the Harman affiliates if the related new restaurant units are not opened. Jackie Trujillo, Chairman Emeritus of the Board of Harman, is a director of Yum. Ms. Trujillo retired from Harman as its Chairman on June 30, 2004.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time. Currently, the Committee has not retained a search firm.

The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, it is expected that each committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify Yum’s Corporate Secretary. To make a director nomination at the 2007 Annual Meeting, a shareholder must notify Yum’s Secretary no later than February 18, 2007. Notices should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. In either case, the notice must meet all of the requirements contained in our Bylaws.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (except we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chairperson and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

What are the Company’s Policies on Reporting of Concerns Regarding Accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Christian Campbell. If any person believes that he or she should communicate with our Audit Committee Chair, J. David Grissom, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential and anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our Web site at www.yum.com/investors/governance.

What are the Company’s Governance Policies and Ethical Guidelines?

•       Board Committee Charters. The Audit, Compensation and Nominating and Governance Committees of the Yum Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance, as well as comply with the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, including the requirements of the NYSE. Each charter is available on the Company’s Web site at www.yum.com/investors/governance and is available in print to any shareholder who requests it. The current Audit Committee Charter is included as Exhibit A to this proxy statement.

•       Corporate Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles, which were adopted in November of 2001. These guidelines are available on the Company’s Web site at www.yum.com/investors/governance.

•       Code of Ethics. Yum’s Worldwide Code of Conduct was adopted in 1997 when the Company was formed to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Conduct applies to the Board of Directors and the principal executive officer, the principal financial officer and the principal accounting officer, as well as all employees of the Company. Our directors and the senior most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s Web site at www.yum.com/investors/governance. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this Web site.

In addition, Yum has established a Supplier Code of Conduct that requires our U.S. suppliers to abide by all applicable laws, codes and regulations and states Yum’s expectation that suppliers will conform their practices to published standards for their industry. Our Supplier Code of Conduct is described on the Company’s Web site at www.yum.com/investors/governance/conduct.htm.

What other Significant Board Practices does the Company have?

•       Private Executive Sessions. Our non-management directors meet at regularly scheduled executive sessions on a bi-monthly basis. These executive sessions are attended only by the non-management directors and in 2005 were presided over by Robert J. Ulrich. The presiding director for these meetings will be the Chairperson of each of the Audit, Compensation and Nominating and Governance Committees, who will rotate as presiding director at each executive session on a calendar year basis.

•       Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•       Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Compensation and Nominating and Governance Committees also each conduct similar annual self-evaluations.

What access do the Board and Board committees have to Management and to Outside Advisors?

•       Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•       Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Does the Company require stock ownership by directors?

Yum directors receive a significant portion of their annual compensation in stock. The Company believes that the increased emphasis on the equity component of director compensation serves to further align the directors with the interests of our shareholders. Non-management directors are expected to hold a meaningful number of shares of Company common stock and are expected to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

Does the Company have stock ownership guidelines for Executives and Senior Management?

The Compensation Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed at page 37. The Company has maintained an ownership culture among its executive and senior managers since its formation. All executive officers, and substantially all members of senior management, hold stock well in excess of the guidelines.

ITEM 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year’s nominees?

The twelve (12) directors nominated by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2007 annual meeting and until their respective successors are elected and qualified are:

David W. Dorman Age 52 Director since 2005 Consultant to AT&T, Inc.

David W. Dorman has been a consultant to AT&T, Inc. (New AT&T), a company that provides internet and transaction-based voice and data services, since February 2006. He was President of New AT&T from November 2005 until January 2006. He was Chairman of the Board and Chief Executive Officer of AT&T Corp. (Old AT&T) from November 2002 until November 2006. Prior to this, he was President of Old AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by Old AT&T and British Telecommunications plc, from 1999 to 2000. Mr. Dorman was Chairman, President and Chief Executive Officer of PointCast Incorporated from 1997 to 1999. He is also a director of CVS Corporation.

Massimo Ferragamo Age 48 Director since 1997 Chairman of Ferragamo USA, Inc.

Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo is also a director of Birks & Mayors, Inc.

J. David Grissom Age 67 Director since January 2003 Chairman, Mayfair Capital

J. David Grissom is Chairman of Mayfair Capital, Inc., a private investment firm formed by Mr. Grissom in 1989. In addition, Mr. Grissom has been Chairman of The Glenview Trust Company, a private trust and investment management company, since 2001. He is also a director of Churchill Downs Incorporated.

Bonnie G. Hill Age 64 Director since March 2003 President, B. Hill Enterprises LLC

Bonnie G. Hill is President of B. Hill Enterprises LLC, a consulting company. She has held this position since July 2001. She is also co-founder of Icon Blue, Inc., a brand operating company, and has been its Chief Operating Officer since July 2001. She served as President and Chief Executive Officer of Times Mirror Foundation, a charitable foundation affiliated with the Tribune Company from 1997 to 2001 and Senior Vice President, Communications and Public Affairs, of the Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, Albertson’s Inc., Hershey Foods Corporation, The Home Depot, Inc., and California Water Service Group. She also serves on the boards of many charitable organizations, including the NASD Investor Education Foundation.

Robert Holland, Jr. Age 65 Director since 1997 Member, Cordova, Smart & Williams, LLC

Robert Holland, Jr. has been a member of Cordova, Smart and Williams, LLC an investment fund manager, and a limited partner of Williams Capital Partners Advisors, LP, a private equity investment firm, since 2005. He has also maintained a consulting practice for strategic development assistance to senior management of Fortune 500 companies since 2001. He was Chief Executive Officer of WorkPlace Integrators, Michigan’s largest Steelcase office furniture dealer, from 1997 until 2001. From 1995 to 1996, he was President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc. Mr. Holland is also a director of Carver Federal Bank, Lexmark International, Inc. and Neptune Orient Lines Limited.

Kenneth G. Langone Age 70 Director since 1997 Founder, Chairman of the Board, Chief Executive Officer and President, Invemed Associates, LLC

Kenneth G. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is a founder of Home Depot, Inc. and has been a director since 1978. He is also a director of ChoicePoint, Inc., and Unifi, Inc.

Jonathan S. Linen Age 62 Advisor to the Chairman of American Express

Jonathan S. Linen  has been an advisor to the Chairman of American Express Company, a diversified worldwide travel and financial services company, since January 2006. From August 1993 until December 2005, he served as Vice Chairman of American Express Company. From 1992 to 1993, Mr. Linen served as President and Chief Operating Officer of American Express Travel Related Services Company, Inc. From 1989 to 1992, Mr. Linen served as President and Chief Executive Officer of Shearson Lehman Brothers. Mr. Linen is also a director of Bausch & Lomb, The Intercontinental Hotels Group, the World Travel & Tourism Council and the U.S. Travel & Tourism Promotion Advisory Board.

Thomas C. Nelson Age: 43 Appointed Effective January 26, 2006 Chairman, President & CEO of National Gypsum Company

Thomas C. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and White House Fellow. He also serves as a director of Belk, Inc., and the Carolina’s Healthcare Systems Board of Advisors.

David C. Novak Age 53 Director since 1997 Chairman of the Board, Chief Executive Officer and President, Yum

David C. Novak became Chairman of the Board on January 1, 2001, and Chief Executive Officer of Yum on January 1, 2000. He also serves as President of Yum, a position he has held since October 21, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of Yum. He is a director of J.P. Morgan Chase.

Thomas M. Ryan Age 53 Director since 2002 Chairman, President and Chief Executive Officer, CVS Corporation and CVS Pharmacy, Inc.

Thomas M. Ryan is Chairman, Chief Executive Officer and President of CVS Corporation, an operator of retail pharmacies. He became Chairman of CVS in April 1999 and Chief Executive Officer and President in May 1998. From 1994 to present, Mr. Ryan also served as Chief Executive Officer and President of CVS Pharmacy, Inc. Mr. Ryan is a director of Bank of America.

Jackie Trujillo Age 70 Director since 1997 Chairman Emeritus, Harman Management Corporation

Jackie Trujillo has been Chairman Emeritus of the Board of Harman Management Corporation (“Harman”), one of KFC’s largest franchisees, since July 2004. From 1995 to 2004, she was Chairman of the Board of Harman.

Robert J. Ulrich Age 62 Director since 1997 Chairman and Chief Executive Officer, Target Corporation

Robert J. Ulrich is Chairman and Chief Executive Officer of Target Corporation, a retail merchandising business. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2007 annual meeting of shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Governance Committee, all of the aforementioned nominees are standing for reelection except for Mr. Nelson who is standing for election by shareholders for the first time. The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the 12 nominees receiving the highest number of votes cast at the meeting will be elected.

ITEM 2: RATIFICATION OF INDEPENDENT AUDITORS
(Item 2 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2006. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2005, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What fees did we pay to KPMG for audit and other services for fiscal years 2005 and 2004?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2005 and 2004, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2005 and 2004.

	2005	2004
Audit fees(1)	$6,100,000	$5,800,000
Audit-related fees(2)	200,000	200,000
Audit and audit-related fees	6,300,000	6,000,000
Tax fees(3)	1,500,000	1,800,000
All other fees	—	—
Total fees	$7,800,000	$7,800,000

(1)          Audit fees for 2005 and 2004 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company’s quarterly reports, audits of management’s assessment of, and the effective operation of, internal controls over financial reporting and statutory audits.

(2)          Audit-related fees for 2005 and 2004 consisted principally of fees for audits of financial statements of certain employee benefit plans and other attestations.

(3)          Tax fees for 2005 and 2004 consisted principally of fees for international tax compliance and expatriate tax services.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public accountants must be pre-approved. The Committee’s Pre-Approval Policy is attached as Exhibit B to this proxy statement and can also be found on the Company’s Corporate Governance Web site.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR APPROVAL OF THIS PROPOSAL

ITEM 3: SHAREHOLDER PROPOSAL
Relating to a Diversity Report
(Item 3 on the Proxy Card)

What am I voting on?

The Citizens Funds and Needmor Fund have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponent upon request.

We believe equal employment opportunity and diversity are important issues for shareholders, employees and management. According to the bipartisan 1995 Glass Ceiling Commission report, a positive diversity record also has a positive impact on the bottom line. It recognized that “public disclosure of diversity data” motivates companies “to develop and maintain innovative, effective programs to break the glass ceiling barriers.”

Yet, while women and minorities comprise 60.6% of the US workforce (2000 Census), the leading women’s organization Catalyst, in a 2002 report, notes only 7.9% of posts Executive VP and above are held by women.

Discrimination against employees and customers can create significant burdens for shareholders due to the high cost of litigation, potential loss of government contracts and potential damage to a company’s reputation. In the pharmaceutical, petroleum, consumer products and restaurant industries discrimination lawsuits have resulted in significant financial costs to shareholders.

Specifically related to YUM! Brands, disabled customers in California are suing Taco Bell, a YUM! subsidiary, alleging that corporate restaurants are not accessible to customers using wheelchairs or scooters in violation of federal and state civil rights laws. The United States District Court has certified the case as a statewide class action. Surveys of corporate restaurants taken by a court appointed Special Master reveal numerous violations of the accessibility standards. Our last 10K stated “it is likely that certain California Restaurants will be determined not to be fully compliant with the accessibility laws...” and that plaintiffs seek $4,000 each for 100,000 individuals or more. Thus, total exposure amounts to $400 million. The potential financial and public relations problems concern us as shareholders.

Over 150 major US. corporations do comprehensive diversity reporting including General Motors, Intel, IBM, Pfizer, Chevron-Texaco and Coca-Cola.

YUM! Brands CEO, David C. Novak, has spoken out eloquently and persuasively regarding the value of diversity for our company and how it must become a central value. We encourage YUM! to report more fully on how they are translating his vision into a corporate reality.

RESOLVED: The shareholders request our company prepare a report, at reasonable cost and omitting confidential information, within four months of the annual meeting, on the following:

1.     An update on the status of the California disabilities class action;

2.     A summary description of any financial planning which is being done to address potential liability from the California case, both monetary damages and the cost of bringing restaurants into compliance with disability laws;

3.     A summary description of any policies and programs regarding access for the disabled at corporate restaurants;

4.     A chart identifying employees according to their gender and race in each of the nine major EEOC-defined categories for the last three years, listing percentages in each category;

5.     A summary description of YUM! Brands policies and programs to improve company performance regarding diversity, including those job categories where women and minorities are under utilized; and

6.     A description of policies and programs aimed at increasing the number of managers who are qualified females or minorities.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the diversity proposal?

It is Yum’s policy to comply with all laws, including fair employment, civil rights and access for the disabled laws. It is our policy to deal fairly with employees and recruit, hire, train, promote, and provide other conditions of employment without regard to race, color, age, gender, religion, disability, national origin, sexual orientation, citizenship or veteran status. We recognize that one of our greatest strengths lies in the talent and ability of our employees. Employees are expected to hold themselves accountable to the highest professional standards, with mutual respect being the basis of all professional relationships. Human resource goals have been established to guide the Company activities in employee relations, including requiring a goal of presenting a diverse slate of candidates for every open position.

More importantly, however, the Company is committed to building a culture where diversity is a key competitive advantage both in how we work together and in how we do business. “Belief in People” is one of our founding principles and an essential part of our commitment to create an inclusive environment that reflects the communities in which we operate. This commitment starts with our Chairman and CEO who has made it one of his personal blue chips to identify and accelerate development of next generation talent at every managerial level, and to build even stronger diversity within the Company. Progress against this goal is taken into consideration with respect to our Chairman and CEO’s compensation. In addition, at its inception, the Company created a Diversity Department to better foster diversity throughout the Company and ensure that diversity is a significant part of Yum’s training programs, supplier relations, philanthropic initiatives, and community efforts. This department, headed by one of the officers of the Company, serves as the focal point for establishing a clear framework for continuing improvement in this area. Some of the initiatives of the Diversity Department include sponsorship of a wide variety of initiatives for the advancement of women and minorities including mentoring, internships, scholarships, regional networking forums, and professional development opportunities. We measure our progress annually through our Annual Founders Survey (in which we ask all employees to rate the Company on a number of topics, including diversity and other workforce related issues), and Quarterly Business and People Planning Review Sessions conducted by our Chairman and CEO.

Additionally, we extend our policies of valuing diversity beyond our workplace to our relationships with suppliers, franchisees, and the communities we serve. We are founding members of the Women’s Foodservice Forum (WFF), MultiCultural Foodservice and Hospitality Alliance (MFHA), Women’s Business Enterprise National Council (WBENC), National Minority Franchising Initiative (NMFI) and Women’s Franchise and Distribution Forum (WFDF). Through our active leadership roles in these and other organizations, including the National Urban League, Organization of Chinese Americans, US Pan Asian American Chamber of Commerce, Congressional Hispanic Caucus, national Black and Hispanic MBA organizations, we continue to benchmark best practices that will help us advance our diversity and inclusion initiatives.

We are extremely proud that our progress in driving diversity across every aspect of our business has been recognized by Fortune magazine. For the last three years, Yum has been recognized in Fortune’s “Top 50 Employers for Minorities” and in 2004 Yum took the top spot for managerial diversity. In 2005, in addition to being named one of the “50 Best Companies for Minorities,” Fortune also recognized Yum as one of the “Top 50 Employers for Women.” In 2005, Yum was recognized in Black Enterprise’s inaugural list of “Best Companies for Diversity” and Hispanic Magazine’s “Top 100 Companies for Hispanics.”

We are committed to creating and maintaining restaurants that are welcoming and enjoyable to all our customers, including those with disabilities. As to that portion of the shareholder proposal that relates to pending litigation against Taco Bell in California related to restaurant access to our customers, Yum has already made clear in previous public filings that Taco Bell denies liability and intends to vigorously defend against all claims in this lawsuit.

Why does the Company oppose this proposal?

This shareholder proposal requests a diversity report and a chart similar to Form EEO-1, which the Company and other private employers prepare and file on a confidential basis with the Equal Employment Opportunity Commission each year. We do not believe that preparing this report or publicizing this data, would meaningfully further the goal of equal employment opportunity. We currently share information with the general public about our diversity philosophy through our Web site.

Our commitment to equal employment opportunity is exemplified by our existing internal and external communications and programs. In addition, we are committed to creating and maintaining restaurants that are welcoming and enjoyable to all of our customers, including those with disabilities. The time and expense involved in producing the report requested by the proponents neither furthers our equal employment efforts or commitment to our customers, nor is it a prudent use of our resources. Therefore, the preparation of a report as requested by the proponents is not in the best interests of the shareholders.

This proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting

ITEM 4: SHAREHOLDER PROPOSAL
Relating to the MacBride Principles
(Item 4 on the Proxy Card)

What am I voting on?

The Comptroller of the City of New York, Comptroller of the State of New York advised the Company that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

WHEREAS, YUM! Brands, Inc., has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote a means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1.     Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2.     Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3.     The banning of provocative religious or political emblems from the workplace.

4.     All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5.     Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6.     The abolition of job reservations, apprenticeship restrictions and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7.     The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8.     The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9.     The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED, Shareholders request the Board of Directors to:

1.     Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by YUM! Brands, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the MacBride Principles?

The Company supports efforts to eliminate employee discrimination and differences in compensation rates in the workplace between the Catholic and Protestant communities in Northern Ireland. Northern Ireland has adopted a series of legislative measures to address these issues, culminating in the Fair Employment & Treatment (NI) Order 1998. These legislative measures are wide-ranging and specifically designed to deter discrimination and provide remedies for those affected by discrimination.

This legislation applies to all employers in Northern Ireland, including our franchise business. The MacBride Principles, which date from the mid-1980’s, precede this legislation and are no longer appropriate as a result of the legislation.

The enforcement of the Fair Employment & Treatment (NI) Order 1998 is handled by the Equality Commission, a non-departmental government agency with extensive powers and resources. All remedies and complaints under that Order are handled by the Fair Employment Tribunal, an independent judicial tribunal with extensive powers to provide remedies to those affected by discrimination.

Why does the Company oppose this proposal?

All 36 KFC stores in Northern Ireland are owned and operated by a single franchisee; there are no Company-owned restaurants operating in Northern Ireland and the Company does not have a subsidiary in Northern Ireland. Under its franchise agreement with KFC, the franchisee is required to comply with all applicable laws, regulations, rules, by-laws, orders and ordinances in the operation of its business, which would include the Fair Employment & Treatment (NI) Order 1998. As a result, the franchisee is required to implement fair and equal employment practices in accordance with this Order.

For the above reasons, the Company continues to believe that it is not necessary or appropriate for the Company to seek to have its franchisee adopt the additional and overlapping obligations of the MacBride Principles. Furthermore, under the terms of the franchise agreement, the Company cannot require the franchisee to adopt these principles since they have no legal effect in Northern Ireland.

This proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

ITEM 5: SHAREHOLDER PROPOSAL
Relating to Food Containing Genetically Engineered Ingredients
(Item 5 on the Proxy Card)

What am I voting on?

The Sisters of Charity of the Incarnate Word have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponent upon request.

RESOLVED:   Shareholders request that the Board of Directors adopt a policy to identify and label all food products manufactured or sold by the company under the company’s brand names or private labels that may contain genetically engineered (GE) ingredients.

SUPPORTING STATEMENT

•       The right to know is a fundamental principle of democratic societies and market economics.

•       Segregation and identity preservation of GE-ingredients/crops is already needed to trade in many international markets.

•       The European Union, Japan, New Zealand, South Korea and Australia have passed regulations that require labeling of GE foods.

•       As of May 19, 2005, Alaska law requires that genetically engineered salmon be labeled as such.

•       Millions suffer from mild to fatal food allergies. Without labeling, consumers have no way of protecting themselves from hidden allergens.

•       The National Academy of Sciences report, Genetically Modified Pest-Protected Plants (4/2000) recommended development of improved methods for identifying potential allergens in genetically engineered pest-protected plants.

•       The report Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences] 7/2004) states: ... “there remain sizable gaps in our ability to identify compositional changes that result from genetic modification of organisms intended for food... (p.15) Post-marketing surveillance has not been used to evaluate any of the GE crops currently on the market. (p.153)

•       Between 2001-2004, approximately 15,000 hectares (150 square kilometers) in four US states were planted with unapproved Bt10 corn. (New Scientist 3/23/2005) At least nine cargo shipments to Japan have contained the illegal variety. ( Reuters 8/23/2005)

•       The FDA determined (2/2003) that 386 pigs involved in bioengineering studies were possibly not properly disposed of, and may have entered the food supply.

•       StarLink corn, not approved for human consumption, has been detected in US food aid shipments (12/2004) as well as in a U.S. corn shipment to Japan (12/2002). StarLink’s first contamination of U.S. corn (8/2000) triggered a recall of 300 products.

Indicators that genetically engineered organisms MAY be harmful to humans, animals, or the environment include:

•       Five major US agricultural weeds have developed resistance to glyphosate, the herbicide used with genetically engineered Roundup Resistant crops. Addressing this problem includes use of additional herbicides.

•       Research (Environmental Health Perspectives 6/2005) has shown that Roundup, increasingly needed on Roundup Ready crops, is toxic to human placental cells at concentrations lower than agricultural use.

•       Producers of salmon genetically engineered to speed the fish’s growth to maturity expect their federal application to sell the fish in the United States to be decided within a year, renewing concern among commercial fishermen about the consequences of genetically modified fish escaping and mingling with wild salmon. (AP 3/9/2005).

•       Crops engineered to produce pharmaceuticals/industrial chemicals could pollute the food system. The National Food Processors Association stated (11/2002): “There is an unacceptable risk to the food supply associated with the use of food and feed crops as ‘factories’ for the production of pharmaceuticals or industrial chemicals without mandatory regulations and necessary verification in place.”

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the request to adopt a policy to identify and label all food products sold by the Company that may contain GE ingredients?

As we discussed in last year’s proxy statement, the Company is absolutely committed to serving safe, high quality products to its customers. At the Company’s restaurants, A&W All-American Food, KFC, Long John Silver’s, Pizza Hut and Taco Bell, the customer’s safety and confidence has always been and will continue to be the highest priority.

The products served at the Company’s restaurants are highly regulated by a number of governmental agencies in each country in which we operate. For example, the U.S. Food and Drug Administration (the “FDA”) and the U.S. Department of Agriculture (the “USDA”) are charged with monitoring the safety of products served to U.S. consumers and we believe we are in compliance with their rules and regulations. The Company believes it is in compliance with all applicable worldwide regulations. In addition, the Company requires that all of its suppliers comply with such regulations.

Furthermore, the agencies that regulate food sold to U.S. consumers have not found any meaningful safety, health or environmental risks posed by genetically engineered food products grown in the U.S. The Company, nonetheless, has monitored and intends to continue to actively monitor developments in agricultural biotechnology. In addition, the Company has supported, and intends to continue its support of, initiatives of governmental agencies to ensure that food served at the Company’s restaurants is safe for consumers.

The FDA also has decided that no special labeling is required for genetically modified foods that are substantially equivalent to their traditional counterparts. As a service to our customers, we provide information to consumers about the presence of major allergens in products served in our U.S. restaurants via our Web site at http://www.yum.com/nutrition/default.asp and upon requests to restaurant managers.

Why does the Company oppose the proposal?

All products sold at our restaurants, including those that may contain ingredients developed through biotechnology, are safe. Furthermore, biotechnology, applied as regulated by governmental agencies such as the FDA and USDA, can bring numerous benefits to society and the environment including the creation of more nutritious foods, the possibility of finding new ways to help feed the world and the reduction of the use of pesticides. We believe that our shareholders are better served if governmental agencies such as the FDA and USDA monitor farmers and scientists to determine the safety of biotechnology-derived food ingredients for both human consumption and the environment while the Company keeps its focus on offering tasty and desirable restaurant meals for our customers that comply with applicable food safety regulations.

Based on the foregoing, in view of Yum’s alignment with the current policies of U.S. and other regulatory bodies on this matter, it would be inappropriate and costly for the Company to label products based on the possibility that they contain ingredients in which biotechnology may have been employed, or to commit to removing any such ingredients from its products. We do recognize, however, the increasing concern among consumers about allergens and, as discussed above, have responded by posting information about major allergens in our products on our Web site.

A similar proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

ITEM 6: SHAREHOLDER PROPOSAL
Relating to an Animal Welfare Standards Report
(Item 6 on the Proxy Card)

What am I voting on?

People for the Ethical Treatment of Animals and Jana Kohl have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponents upon request.

WHEREAS, Yum! Brands’ Web site proclaims that the KFC Animal Welfare Advisory Council (AWAC) “has been a key factor in formulating our animal welfare program”; and

WHEREAS, when, in March 2005, KFC asked members of its AWAC including Dr. Ian Duncan, North America’s leading expert on poultry welfare to make recommendations to improve the welfare of the more than 850 million birds sold by KFC each year, the advisors made their recommendations, but KFC refused to promise action on a single one; and

WHEREAS, Dr. Duncan has since resigned from the AWAC, joining four other advisors who have also resigned, having told the Guelph Mercury (26 Oct. 2005) that “[p]rogress was extremely slow, which is why I resigned. It was always going to be happening later. They just put off actually creating standards. ... I suspect that upper management didn’t really think that animal welfare was important”; and

WHEREAS, Dr. Adele Douglass, one of the former advisors, was quoted in the Chicago Tribune (6 Aug. 2005) as saying: “[KFC] never had any meetings. They never asked any advice, and then they touted to the press that they had this animal-welfare advisory committee. I felt like I was being used”; and

WHEREAS, scientists now know that chickens are social, intelligent animals who rank higher on cognition tests than do dogs and cats; and

WHEREAS, chickens killed for KFC are treated in ways that would warrant felony cruelty-to-animals charges if they were a different species-they are bred and drugged so that they can’t even walk and are gathered for transport to slaughter in a way that routinely breaks their wings and legs, and they usually have their throats slit or are scalded to death while they are still conscious; and

WHEREAS, implementing the standards recommended by KFC’s former advisors (including requiring that suppliers phase in the USDA-approved controlled-atmosphere killing method of poultry slaughter-the most humane method of poultry slaughter available-which will improve worker safety and product quality and which is touted by Hormel and being implemented by McDonald’s and Burger King, and requiring that suppliers work with breeders to ensure that chickens are bred for increased leg strength and decreased aggression rather than simply for growth, which results in painful and crippling injuries) would significantly decrease animals’ suffering and increase product quality and profits, thus protecting Yum! Brands and KFC’s reputation and its stockholders’ investments;

NOW, THEREFORE, BE IT RESOLVED that shareholders of Yum! Brands request that the Board of Directors issue a report to shareholders by October 2006, prepared at reasonable cost and omitting proprietary information, on the feasibility of Yum! Brands’ requiring that all chickens served in KFC restaurants be raised according to the recommendations made by Drs. Grandin, Douglass, and Duncan on March 11, 2005.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the review of the Company’s Animal Welfare Standards?

Yum is the owner of restaurant companies and, as such, does not own, raise, or transport animals. However, as a major purchaser of food products, we have the opportunity, and responsibility, to influence the way animals supplied to us are treated. We take that responsibility very seriously, and we are monitoring our suppliers on an ongoing basis to determine whether our suppliers are using humane procedures for caring for and handling animals they supply to us. As a consequence, it is our goal to only deal with suppliers who promise to maintain our standards and share our commitment to animal welfare.

We have a track record of leadership in animal welfare. For example, we have developed the Yum! Brands Animal Welfare Guiding Principles and have expanded the KFC Animal Welfare Advisory Council to provide leadership in the animal welfare area and in our commitment to animal welfare.

To help ensure that our suppliers meet our animal welfare objectives, we adopted the Yum! Brands Animal Welfare Guiding Principles and the KFC Poultry Welfare Guidelines (collectively the Guiding Principles). The Guiding Principles express our goal to deal with suppliers that are committed to the raising, transportation and slaughter of poultry in a manner that is free of cruelty, abuse and neglect.

The Guiding Principles are applicable to all poultry suppliers across the United States (these are the same suppliers that supply poultry to our competitors). We are also looking into how these principles can be applied internationally.

As stated in the Guiding Principles, the Company, together with the KFC Animal Welfare Advisory Council, works with its suppliers to develop systems to monitor and assess the effectiveness of suppliers’ poultry handling practices. Our program, which has been in place for several years, is growing in scope, and we have made significant progress in our program to monitor and assess the effectiveness of suppliers’ handling practices. In addition, KFC added in 2005 additional external consultants to its Animal Welfare Advisory Council. To further demonstrate its commitment in this area, KFC put in place an industry leading comprehensive Animal Welfare Plan of Action in the Spring of 2005. The Plan of Action lays out detailed steps for enhancing poultry welfare in a number of important areas, involving farm level audits, mechanical catching, use of antibiotics and breeding practices. We operate in over 100 countries and territories, and we comply with all national, state and local laws and regulations regarding the handling of poultry in those countries.

Why does the Company oppose the proposal?

Our commitment, leadership and results are well established, and recognized, within the industry. We work hard to be a good corporate citizen and are strong advocates of good animal handling practices. Our policies are designed to help to achieve humane treatment of animals. We have been, and will continue to be, committed to upholding and abiding by the principles we have set. We monitor our suppliers for compliance and have recently expanded our monitoring efforts through plant and farm level audits. More information regarding our animal welfare program can be found on our Web site at www.yum.com/responsibility/animalwelfare.asp or www.kfc.com/responsibility/animalwelfare_guidelines.htm. We believe that the proposed animal welfare report and review is unnecessary and would not result in any additional benefit to our shareholders or employees. The proposed report would be costly and time-intensive, and is duplicative of many of our existing policies, initiatives and efforts.

A similar proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each Yum shareholder known by our management to be the owner of 5% or more of Yum common stock. This information is presented as of December 31, 2005, and is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Southeastern Asset Management, Inc 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	23,480,562	(1)	8.3%
Harris Associates L.P. Two North LaSalle St. Suite 500 Chicago, Illinois 60602	19,255,317	(2)	6.8%

(1)          The filing indicates sole voting power for 9,322,526 shares, shared voting power for 12,298,000 shares, no voting power for 1,860,000 shares, sole dispositive power for 11,168,562 shares, shared dispositive power for 12,298,000 shares and no dispositive power for 14,000 shares.

(2)          The filing indicates sole voting power for 0 shares, shared voting power for 19,255,317 shares, sole dispositive power for 6,774,317 shares and shared dispositive power for 12,481,000 shares.

How much Yum common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of Yum common stock as of December 31, 2005 by

•       each of our continuing directors and nominees for election as directors,

•       each of the executive officers named in the summary compensation table on page 30, and

•       all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table hold in excess of one percent of the outstanding Yum common stock, except for Mr. Novak who beneficially owns just over 1.0%. Directors and executive officers as a group beneficially own approximately 3.0%. Our internal stock ownership guidelines call for the Chairman to own 336,000 shares of Yum common stock (or deferral plan units) and for other executive officers to own 12,000 shares within five years following their appointment to their current position.

The number of shares beneficially owned by each director and executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless we indicate otherwise, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name	Number of Shares Beneficially Owned(1)(5)		Deferral Plans(2)	Total
David C. Novak	3,357,738	(3)(4)	585,651	3,943,389
David W. Dorman	7,454		0	7,454
Massimo Ferragamo	38,111		19,704	57,815
J. David Grissom	37,258	(6)	1,027	38,285
Bonnie G. Hill	7,588		5,050	12,638
Robert Holland, Jr.	35,620		9,128	44,748
Kenneth G. Langone	321,111		4,048	325,159
Jonathan Linen	7,454		0	7,454
Thomas M. Ryan	12,807		856	13,663
Jackie Trujillo	28,382		3,620	32,002
Robert J. Ulrich	21,109		19,849	40,958
Emil J. Brolick	260,773		0	260,773
Gregg Dedrick	253,505		0	253,505
Christian L. Campbell	293,456		76,425	369,881
Graham Allan	481,149		38,756	519,905
All Directors and Executive Officers as a Group (23 persons)	7,824,634	(3)	866,510	8,691,144

(1)          The amounts shown for Messrs. Novak, Brolick, Dedrick, Campbell and Allan, non-employee directors and the group of all directors and executive officers include beneficial ownership of the following shares that may be acquired within 60 days pursuant to stock options awarded under our employee/director incentive compensation plans:

	David C. Novak	Emil J. Brolick	Gregg Dedrick	Christian L. Campbell	Graham Allan	Non- Employee Directors	All Directors And Executive Officers as a Group
Shares which may be acquired within 60 days pursuant to stock options	3,316,931	260,771	253,495	286,812	481,147	141,051	7,324,375

(2)          These amounts reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Directors Deferred Compensation Plan or our Executive Income Deferral Plan. Amounts payable under these plans to the named executive officers and other executive officers will be paid in shares of Yum common stock at termination of employment or within 60 days if the executive so elected or in the case of a non-employee director, when the non-employee director leaves the Board.

In addition to the amounts reflected in this column, listed below are units denominated as common stock equivalents held in deferred compensation accounts which become payable at a time (a) other than at termination of employment or (b) more than 60 days from the date hereof. Pursuant to the rules of the SEC, these amounts may not be included in the table.

David C. Novak	Emil J. Brolick	Gregg Dedrick	Christian L. Campbell	Graham Allan	All Directors and Executive Officers as a Group
154,549	60,883	14,331	16,643	36,652	546,679

(3)          These amounts include the following shares held pursuant to Yum’s 401(k) Plan which will be subject to the voting direction of each named person at the annual meeting:

•       Mr. Novak, 14,360 shares

•       all directors and executive officers as a group, 16,067 shares.

(4)          This amount includes 220 shares held by Mr. Novak’s spouse as custodian for their daughter.

(5)          Thomas C. Nelson, who is being nominated for election as a director for the first time, was first appointed to the Board effective January 26, 2006 and is excluded from this table because this table reports ownership as of December 31, 2005.

(6)          This amount includes 8,000 shares held in IRA accounts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Yum common stock to file with the SEC reports of their ownership and changes in their ownership of Yum common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish Yum with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to Yum and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2005.

EXECUTIVE COMPENSATION

The following tables provide information on compensation and stock-based awards paid, earned or awarded for the years indicated by Yum to our Chief Executive Officer and our four other most highly compensated executive officers as of the end of our 2005 fiscal year in accordance with the rules of the SEC.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards	Payouts
Name and Principal Position	Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options/SARs (# Shares)(3)	LTIP* Payouts(4)	All Other Compensation
David C. Novak	2005	1,172,981	3,056,130	87,664	227,636	0	897,600	(7)
Chairman of the Board,	2004	1,092,308	2,692,800	129,288	292,967	0	645,000	(7)
Chief Executive Officer	2003	1,000,000	1,935,000	144,195	412,287	0	0
and President
Emil J. Brolick	2005	535,962	1,128,503	**	75,879	0	0
President and Chief	2004	472,308	614,531	59,721	87,890	0	160,160	(7)
Concept Officer, Taco Bell Corp	2003	438,077	600,600	133,020	103,073	0	180,914	(7)
Gregg Dedrick	2005	438,846	886,050	62,425	48,780	0	104,231	(7)
President and Chief	2004	426,634	312,694	92,434	62,988	0	43,750	(7)
Concept Officer, KFC(5)	2003	175,961	131,250	**	0	0	0
Christian L. Campbell	2005	509,231	582,188	**	43,360		138,848	(7)
Senior Vice President, General Counsel, Secretary and Chief Franchise Policy Officer	2004 2003	493,846 478,846	555,390 510,840	** **	51,270 72,151	0 0	0 27,464	(7)
Graham Allan(6)	2005	456,731	569,531	**	54,200	0	200,281	(7)
President, Yum Restaurants International

*                     Long-Term Incentive Plan.

**               Does not exceed reporting thresholds for perquisites and other personal benefits established by SEC (the lesser of $50,000 or 10% of the individual’s total salary and bonus).

(1)           The amounts shown in the salary and bonus columns include compensation earned by Messrs. Novak, Brolick, Dedrick, Campbell and Allan including amounts deferred at their election. Bonuses are generally paid in the year following the year in which they are earned. All bonuses were determined pursuant to our Executive Incentive Compensation Plan.

(2)           This column includes the aggregate incremental cost to the Company of providing perquisites and personal benefits to the named executive officers for each of the last three years. In accordance with SEC rules, amounts totaling less than $50,000 have been omitted from the table above. This column includes Mr. Novak’s personal use of Company aircraft. Mr. Novak is required to use Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. The amounts reported in this column, which represent at least 25% of the total amount reported for each year, are: (a) for 2005: personal use of Company aircraft for Mr. Novak ($77,532); Company car allowance for Mr. Dedrick ($27,500); (b) for 2004: personal use of Company aircraft for Mr. Novak ($67,581), and Mr. Brolick ($14,250);

Company car allowance for Mr. Brolick ($27,500) and Mr. Dedrick ($27,500); personal security for Mr. Novak ($57,319) and Mr. Dedrick ($45,553); and (c) for 2003: personal use of Company aircraft for Mr. Novak ($72,493), and Mr. Brolick ($89,536). Executives received tax reimbursements in the following amounts during fiscal 2005, 2004 and 2003, respectively. Mr. Novak $0, $637, $6,518; Mr. Brolick $3,351, $4,502, $8,078; Mr. Dedrick $0, $0, $0; Mr. Campbell $4,153, $1,898, and $2,211; Mr. Allan $0, $0, $0.

(3)           The stock options listed in this column were granted under our Long Term Incentive Plan. No stock appreciation rights were granted in 2003 through 2005.

(4)           Mr. Novak was awarded in 1997 a performance restricted stock unit grant payable in 2006 which is subject to the Company attaining a pre-determined pre-tax earnings threshold and is intended to compensate Mr. Novak for the value of PepsiCo options forfeited at spin-off. The target and maximum value of this award, if the performance threshold is attained, is $3,611,576.

(5)           Mr. Dedrick became an officer of the Company September 15, 2003. In accordance with SEC rules, we are including all compensation earned in the year he became an executive officer.

(6)           Mr. Allan became an officer of the Company January 1, 2005. In accordance with SEC rules, we are disclosing compensation earned for the one year he was an executive officer.

(7)           These amounts represent preferential earnings on deferred compensation under the Executive Income Deferral Plan (“EID Plan”) which is subject to forfeiture (as is the underlying deferred compensation) if the participant voluntarily terminates employment prior to the second anniversary of the deferral, except however in the case of a participant’s retirement in which case the preferential earnings are earned on a pro rata basis if retirement occurs within one year of the deferral. If retirement occurs more than one year after the deferral, the participant receives the preferential earnings in accordance with the election filed by the participant.

Stock Option Grants

The following table presents information with respect to stock option grants that were made during the fiscal year ended December 31, 2005 to Messrs. Novak, Brolick, Dedrick, Campbell and Allan. All options granted in 2005 were non-qualified stock options, and no stock appreciation rights were granted in 2005.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (# Shares)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Present Value($)(3)
David C. Novak	227,636	5.08	45.06	1/28/2015	3,914,247
Emil J. Brolick	75,879	1.69	45.06	1/28/2015	1,304,755
Gregg Dedrick	48,780	1.09	45.06	1/28/2015	838,782
Christian L. Campbell	43,360	.97	45.06	1/28/2015	745,584
Graham Allan	54,200	1.21	45.06	1/28/2015	931,980

(1)          2005 option grants specified above become exercisable in 25% increments beginning January 28, 2006. The terms of each option grant provide that, if specified corporate control changes occur, all outstanding stock options become exercisable immediately.

(2)          The exercise price shown is the average of the high and low sales price of Yum’s common stock on the date of grant.

(3)          We estimated the grant date present values using the Black-Scholes option pricing model. The Black-Scholes present value per option was $17.20. We used the following assumptions in calculating the Black-Scholes present value for each option:

•  options are assumed to be exercised on average at year six;

•  volatility is 36.8% based on the daily closing stock prices for Yum for the past six years;

•  the risk-free rate of return is 3.6957% based on the five-year zero coupon treasury average yield for January 2005; and

•  the dividend yield is 0.9%.

We did not take any further discount to the resulting option value to give effect (1) to the fact that the options are not freely transferable or (2) to the potential forfeiture of the options, or (3) to the fact that we have stock ownership guidelines.

Stock Option Exercises and Holdings

The following table presents information with respect to stock options exercised during the last fiscal year by Messrs. Novak, Brolick, Dedrick, Campbell and Allan as well as the status and current value of unexercised stock options held by them as of December 31, 2005. We have not granted any stock appreciation rights to Messrs. Novak, Brolick, Dedrick, Campbell and Allan.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired On Exercise	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1)
Name	(# Shares)	Realized($)	Exercisable		Unexercisable	Exercisable	Unexercisable
David C. Novak	906,000	32,206,447	2,308,798	(2)	1,428,416	62,675,467	31,668,442
Emil J. Brolick	120,000	4,360,423	199,215		203,641	4,764,350	2,351,693
Gregg Dedrick	1,348	49,957	225,553		96,021	6,141,142	675,513
Christian L. Campbell	179,088	5,410,808	245,116		117,889	6,543,210	1,370,196
Graham Allan	0	0	404,467		224,631	11,770,086	3,047,485

(1)          The value of in-the-money options is based on the $46.88 per share closing price of Yum common stock on December 30, 2005 (the last trading day prior to Yum’s fiscal year-end), less the exercise price of the options.

(2)          The Compensation Committee of the Board of Directors amended a portion of these options in May of 1999 to permit 667,984 options to be transferred to family members and family trusts once they became exercisable.

Pension Plans

We have adopted the Yum Brands Retirement Plan and the Yum Pension Equalization Plan. The annual benefits payable under these plans to employees hired prior to October 1, 2001 who are U.S. based and who have five or more years of service at age 65 are equal to 3% of the employee’s highest consecutive five-year average annual earnings multiplied by years of credited service up to ten years of credited service plus an additional 1% of the employee’s highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

Under the Yum Brands Retirement Plan and the Yum Pension Equalization Plan, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2006 for the following pay classifications and years of service are expected to be:

	Years of Service
Remuneration	15	20	25	30	35
$750,000	259,211	295,614	332,018	368,421	404,825
$1,000,000	346,711	395,614	444,518	493,421	542,325
$1,250,000	434,211	495,614	557,018	618,421	679,825
$1,500,000	521,711	595,614	669,518	743,421	817,325
$1,750,000	609,211	695,614	782,018	868,421	954,825
$2,000,000	696,711	795,614	894,518	993,421	1,092,325
$2,250,000	784,211	895,614	1,007,018	1,118,421	1,229,825
$2,500,000	871,711	995,614	1,119,518	1,243,421	1,367,325
$2,750,000	959,211	1,095,614	1,232,018	1,368,421	1,504,825
$3,000,000	1,046,711	1,195,614	1,344,518	1,493,421	1,642,325

The years of credited service and covered compensation under the Yum Brands Retirement Plan and Yum Pension Equalization Plan for Messrs. Novak, Brolick, Dedrick, Campbell and Allan are as follows:

	David C. Novak	Emil J. Brolick	Gregg Dedrick	Christian L. Campbell	Graham Allan*
Years of Credited Service	19	5	24	8	2
Covered Compensation	$2,884,749	$990,685	$880,103	$1,096,904	$955,222

*                    Under these plans, Mr. Allan only receives credited service for his U.S. based service. Mr. Allan was based outside of the U.S. for 11 years and during that time did not accrue a benefit under any retirement plan based upon final compensation or years of service like these plans.

Employment Agreements and Change in Control Agreements

Employment Agreement.   During 2004, the Compensation Committee of the Board of Directors approved an employment agreement for Mr. Novak. The agreement provides that the Company agrees to employ Mr. Novak through October 31, 2007, and that Mr. Novak will continue as an at-will employee after October 31, 2007, unless another employment agreement is entered into at or prior to that time. The agreement states that Mr. Novak’s compensation will be set by the Compensation Committee. If during the term of the agreement, the Board removes Mr. Novak from the Chief Executive Officer position involuntarily and without cause, the agreement provides that Mr. Novak will continue to be compensated until October 31, 2007, at no less than the salary and target bonus applicable to him at the time the agreement was executed. In such case, the Company agrees to employ Mr. Novak in a position that entitles him to work on a part-time basis and that will permit Mr. Novak to continue to vest in his options through the term of the employment agreement. If Mr. Novak resigns voluntarily or is terminated for Cause (which is defined in the agreement to include willful gross neglect or misconduct), the agreement does not provide for any additional salary or bonus or other payments other than what is accrued through his date of termination. The agreement provides that the Company may not terminate Mr. Novak except for cause.

The Company entered into an employment agreement with Christian L. Campbell in September 1997, under which he will serve as Company’s Senior Vice President, General Counsel and Secretary. The agreement provides that upon achieving normal retirement age status (age 55 and at least 10 years of credited service with Company), the Company will add five years of credited service to Mr. Campbell’s benefit under the Yum Brands Retirement Plan and Yum Pension Equalization Plan.

Change in Control Agreements.   Change in control severance agreements are in effect between Yum and certain key executives (including Messrs. Novak,  Brolick, Dedrick, Campbell and Allan). These agreements were effective as of December 20, 2000 (except in Messrs. Dedrick and Allan whose agreements became effective September 15, 2003 and January 1, 2005 when they each became executive officers of the Company), and have been general obligations of Yum since that date, and provide, generally, that if, within two years subsequent to a change in control of Yum, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements), or if the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive a severance payment consisting of:

•  a proportionate bonus assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination, and

•       two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company.

If payments had been made at December 31, 2005, the total of such severance payments under the second item above (two times the sum of base salary and bonus for the preceding year) to each of our executives with change in control agreements would have been:

David C. Novak	$7,695,000
Emil J. Brolick	$2,289,064
Gregg Dedrick	$1,540,000
Christian L. Campbell	$2,110,780
Graham Allan	$2,101,688

In addition, the agreements provide that in the event an executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the executive may become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax had been imposed. The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change of control will not be entitled to receive any severance payments under the change in control severance agreements. In addition to such severance payments, we will also provide the executive with outplacement services for up to one year following termination.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2005, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Long Term Incentive Plan (“1999 Plan”), our 1997 Long Term Incentive Plan (“1997 Plan”), SharePower Plan and Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	30,112,743	(1)	$24.94	(2)	13,810,290	(3)
Equity compensation plans not approved by security holders(4)	5,040,142		$30.05		3,229,008
Total	35,152,885	(1)	$25.75	(2)	17,039,298	(3)

(1)          Includes 3,433,968 shares issuable in respect of restricted stock units, performance units and deferred units.

(2)          Excludes restricted stock units, performance units and deferred units referred to in footnote 1 above.

(3)          Includes 6,000,000 shares available for issuance of awards other than options, warrants or rights under the 1999 Plan.

(4)          Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

The 1999 Plan provides for the issuance of up to 29,800,000 shares of stock as non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the 1999 Plan may not be less than the average market price of our stock on the date of the grant, and no options may have a term of more than ten years. The options that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. The 1999 Plan was approved by the shareholders in May 1999 and they approved the plan as amended in 2003.

What are the key features of the 1997 Plan?

The 1997 Plan provides for the issuance of up to 45,000,000 shares of stock. Effective January 1, 2002, only restricted shares may be issued under this plan. We intend to utilize this plan with respect to payouts on shares from our deferral plans. Prior to December 31, 2001, we utilized this plan to make stock option awards similar to the stock option awards described in the 1999 Plan description above and to make two restricted performance unit awards to Mr. Novak, our Chairman and Chief Executive Officer. This plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the SharePower Plan?

The SharePower Plan provides for the issuance of up to 14,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. Only our employees are eligible to receive awards under the SharePower Plan, except that our executive officers may not receive awards under this plan. The SharePower Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the SharePower Plan may not be less than the average market value of our stock on the date of the grant and no option may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

The RGM Plan provides for the issuance of up to 15,000,000 shares of common stock at a price equal to or greater than the average market price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. Only our employees are eligible to receive awards under the RGM Plan, except that our executive officers may not receive awards under this plan. The purpose of the RGM Plan is (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of Yum’s other shareholders, (iii) to emphasize that the RGM is Yum’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, over two-thirds of the awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Compensation Committee of the Board of Directors and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Filings made by companies with the Securities and Exchange Commission sometimes “incorporate information by reference.” This means the Company is referring you to information that has been previously filed with the Securities and Exchange Commission and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What are the basic principles of our executive compensation programs?

The Compensation Committee is responsible for assisting the Board of Directors in monitoring the Company’s compensation arrangements with a view to ensuring that the Company continues to attract and retain highly qualified management through competitive compensation programs, and encouraging extraordinary results through incentive awards. The Compensation Committee establishes basic principles related to the compensation programs of the Company and provides oversight for compensation programs for senior executive officers. The principles include building a strong relationship between shareholder return and executive compensation. Particular emphasis is placed on share ownership for senior executives and middle management. In addition, the Compensation Committee places a high emphasis on incentive compensation, in particular long-term incentives, and providing an overall level of remuneration that is competitive and reflective of performance.

What are the components of our executive compensation program?

In administering senior executive officer compensation, the Compensation Committee has established a compensation program that is designed to reward superior performance. The Compensation Committee implemented this program when the Company was founded in 1997 and has retained its key features in subsequent years. For 2005, the Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee’s objective is to establish a program that aligns the interests of shareholders and executives. As such, the Compensation Committee has established stock ownership guidelines for 600 senior executives and managers. The guidelines vary from 336,000 shares (which is approximately 14 times salary) to 475 shares (which is around 0.2 times salary) and assume that affected employees will meet or exceed the guidelines within five years of being appointed to their positions. The Company’s long-term stock option program is focused on attracting, retaining and motivating the best executives in the industry. Through year-end 2005, all executive officers are on or above trend to meet the ownership guidelines. All other senior executives and managers are also on or above trend.

Senior Human Resources management of the Company present proposals and recommendations on senior executive officer compensation to the Compensation Committee for its review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from a consulting firm and from data extracted by the Company from proxies of selected restaurant and retail companies. The data from the consulting firm’s survey reflect compensation practices of a large number of general industry companies similar in revenue size to the Company (“survey data”). The data from the proxies reflect compensation practices of premier companies from the restaurant, and retail sectors (the “comparator group”). The Compensation Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. The Company’s philosophy is to target base pay at the median level for the comparator group and the survey data. The philosophy for annual incentive compensation is to target at the 75th percentile for annual incentive opportunities of the comparator group and survey data. The long-term incentives philosophy is to target the median of the survey group and comparator group for executives and managers who are achieving their ownership guideline. Companies in the comparator group or survey data may be included in the S&P Restaurants Index used in the performance graph included in this proxy statement; however, the comparator group and survey data companies are not made up exclusively of companies used in that index. As the Company recruits senior executives from outside the restaurant industry and retains executives against offers from outside the restaurant industry, the Compensation Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

With respect to reviewing and setting 2005 compensation of Mr. Novak, only data developed by the consulting firm is used (this firm was engaged by the Company and is unrelated to the independent consultant described in the next paragraph). In this regard, the consulting firm conducted a comprehensive review of Mr. Novak’s compensation using survey data and proxies from publicly traded companies. Using the survey data, the consulting firm developed two different data points to review the compensation. They looked at general industry companies with revenues which were similar to the Company’s revenues and food/beverage industry companies of similar revenue size. Using proxy data, the firm reviewed the CEO compensation against two different groups of companies. One group was a general industry group of similar revenue size and the other group was a set of restaurant and selected peer companies which the consultant and the Company believe the Company competes for talent.

During the last half of 2005, the Compensation Committee engaged its own consultant to assist the Committee in the review and planning of executive compensation and in making decisions about pay for 2006 and beyond for the CEO. This consultant’s responsibilities include reviewing and making recommendations related to the compensation of the CEO and advising on the latest trends in executive compensation in both retail and general industry. This consultant reports directly to the Compensation Committee. This consultant reviewed the Company’s executive compensation philosophy and plans and has provided the Compensation Committee with its opinion that the Company’s overall executive compensation program is consistent with the Company’s stated pay objectives and is significantly performance-based.

How are executive officers compensated?

Base Salaries

The Compensation Committee approved the Company’s executive compensation salary structure for 2005. Base salaries were compared to survey data and the comparator group for each position where data was available based on job content. For positions where data was not available, salaries were reviewed and compared to the Company’s other positions. The 2005 increases to base salaries were set by considering this data along with an assessment of factors including individual performance, responsibilities and experience. This assessment is not subject to weightings or formulas.

Annual Cash Incentives

The Company established the Executive Incentive Compensation Plan (“EICP”) to motivate the attainment of annual performance objectives. The performance requirement under the EICP is based upon attainment of a pre-established earnings per share (“EPS”) target (adjusted for certain nonrecurring events). No payment is made if a minimum EPS target is not met. Once the EPS target is achieved, the participant is eligible to receive an overall maximum incentive award attributable to the level of EPS attained. The Compensation Committee has discretion to decrease (but not increase) the amount payable.

Pursuant to the terms of the EICP, the Compensation Committee certified results against performance objectives and approved annual incentive awards.

In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating Company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The restaurant company goals and objectives for executive officers in 2005 included earnings per share growth, operating profit growth, same store sales and system sales growth, restaurant development and customer satisfaction metrics. For each objective, no payment is made if performance fails to meet the minimum level for that objective. Actual performance is measured relative to these levels for each objective in order to determine a percentage. This percentage and each participant’s individual performance percentage are applied to each participant’s predetermined target incentive amount in determining a participant’s actual incentive award that may not exceed the overall maximum. Depending on actual operating Company and individual performance, the percentage can range from 0 to 300% of the target incentive amount. This same formula is applied to determine incentive awards of eligible non-executive officers; however, each operating company also has financial targets based on one or more of the following measures: system sales growth, profit, same store sales growth, restaurant development, customer satisfaction, and growth objectives.

In keeping with the Company’s emphasis on executive stock ownership, executives have the opportunity to defer all or a portion of their annual incentives into phantom shares of Yum common stock at a 25% discount from the average market price on the date of deferral (the “Discount Stock Account”); however, to receive payment of these shares, participating executives must not voluntarily leave the Company for two years following the deferral or meet certain retirement or disability criteria. Thus, deferrals to the Discount Stock Account are similar to a restricted stock unit award in that participants will forfeit both the discount and incentive compensation amounts deferred to the Discount Stock Account if they voluntarily separate from employment during the two year vesting period.

Long-Term Incentives

The Company provides long-term incentives through the Company’s Long Term Incentive Plans (“LTIP”). The Compensation Committee believes that stock ownership by executive and middle management is essential for aligning management’s interest with that of shareholders.

Under the LTIP, the Compensation Committee provides long-term incentive awards in the form of stock options, stock appreciation rights and, from time to time, restricted shares. Stock options and stock appreciation rights are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to the survey data for his or her job and the performance of the executive. For each executive officer, the 2005 stock option grant was awarded based on the individual’s anticipated achievement of their stock ownership guidelines, and the Committee’s subjective assessment of each executive’s responsibilities, performance, and future potential in relation to the survey data. Each option was granted at not less than the fair market value of the underlying Yum common stock on the date of grant. For 2005, each regular grant of an option vests at a rate of 25% per year and has a term of ten years. From time to time, Chairman award stock option grants are made to selected employees in addition to the regular annual grant in recognition of superlative performance and having an extraordinary impact on business results. These stock options may vest after four years or 25% per year.

How is the chief executive officer compensated?

For 2005, Mr. Novak’s annual salary rate was set at $1,155,000 million and was consistent with CEOs in the comparator group. This represents a 5% increase over his 2004 salary and reflects the Committee’s determination that the Company’s strong performance in 2004 warranted a merit raise above the Company’s average rate of 3.5%.

Mr. Novak’s 2005 stock option grant was awarded based on the Committee’s subjective assessment of market data produced from the survey data and comparator group for the Chairman and Chief Executive Officer position, as well as individual performance results.

Mr. Novak was awarded an annual incentive of $3,056,130 for 2005. This award reflected the amount payable under the EICP as a result of Yum’s attainment of the Compensation Committee’s pre-established EPS target for 2005, as modified by the Compensation Committee (as described above under Annual Cash Incentives) to reflect other pre-established Yum and individual performance factors. The Yum performance factors related to pre-established EPS, system sales growth, restaurant development and customer satisfaction objectives. The Committee determined that Yum performance in each of these areas exceeded pre-established targets. The individual pre-established performance factors considered by the Committee related to Yum’s 2005 EPS, return on invested capital, building growth drivers (including international development, multibrand execution and operational improvement), customer satisfaction, diversity and people management. The Compensation Committee determined that each of these performance goals were attained or exceeded and subjectively determined that Mr. Novak’s individual performance was at a level producing an individual performance factor that was above target. At the beginning of 2005, the Committee also approved increasing Mr. Novak’s target bonus based on the Committee’s understanding of what other CEOs’ target bonuses are at the 75th percentile among the companies in the survey data.

The Committee noted that Mr. Novak elected to defer 100% of his 2005 annual incentive into phantom shares of Yum common stock under the Company’s deferral program. Under the Company’s deferral program, an executive is permitted to acquire phantom shares at a 25% discount (these shares are forfeited if the executive voluntarily leaves the Company within two years of the date the annual incentive is awarded). (Under the terms of the deferral program, Mr. Novak will vest in these shares on his 55th birthday, October 30, 2007). This deferral resulted in Mr. Novak receiving 83,270 phantom shares. Mr. Novak will forfeit these shares if he voluntarily leaves the Company before October 30, 2007 (Mr. Novak’s 55th birthday). The Committee noted that over the last eight years Mr. Novak has accumulated 823,470 phantom shares from the deferral of his annual incentives and that these phantom shares have a value in excess of $40,296,000 million as of January 26, 2006. These deferred annual incentives are payable only in Yum common stock and are not payable until Mr. Novak leaves the Company.

As discussed in more detail at page 33, during 2004, the Committee approved an employment agreement for Mr. Novak. The agreement provides that the Company agrees to employ Mr. Novak through October 31, 2007. The agreement provides that the Compensation Committee will determine Mr. Novak’s compensation. The agreement states that if Mr. Novak is removed from the Chief Executive Officer position, the Company agrees to employ him on at least a part-time basis so that his current options may continue to vest and to pay him at no less than the rate of salary and target bonus he received in 2004. The Committee approved the agreement based on Mr. Novak’s significant and long-term contribution to the Company and to ensure Mr. Novak’s continued employment with the Company in the event of competitive offers from other employers. The agreement does not provide Mr. Novak with any severance payments if he leaves the Company and provides that the Company may not terminate Mr. Novak before October 31, 2007 except in the case of gross misconduct. The Committee believes the agreement is reasonable and helps to ensure that Mr. Novak will continue his valuable contribution to Yum through at least October 31, 2007.

How does Internal Revenue Code Section 162(m) affect our executive compensation?

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the EICP and LTIP satisfy the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

For 2005, the annual salary paid to Mr. Novak exceeded one million dollars. As discussed above, the Committee decided to increase Mr. Novak’s salary above the $1 million threshold based on competitive data. The other named executive officers were in each case paid salaries of less than one million dollars. The 2005 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible. To the extent any of the named executive officers defer their annual incentives into phantom shares of Yum common stock at a discount, the annual incentives are no longer qualified under Section 162(m); however, they will be deductible when paid, since they will be paid after each executive’s retirement or termination of employment or when the executive is no longer a named executive officer. The stock option awards made under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million dollar limit. Due to the Company’s focus on performance-based compensation plans and the deferral of compensation by certain executive officers, the Compensation Committee expects to continue to qualify most compensation paid to the named executive officers as tax deductible.

Summary

The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2005 were competitive and appropriate, and serve shareholders’ long-term interests.

Who prepared this report?

This report has been furnished by the members of the Compensation Committee:

•Robert J. Ulrich, Chairperson	• Massimo Ferragamo
•David W. Dorman	• Thomas L. Ryan

STOCK PERFORMANCE GRAPH

This graph compares the cumulative total return of our common stock to the cumulative total return of the S&P 500 Stock Index and the S&P Restaurants Index for the period from December 29, 2000, to December 30, 2005, the last trading day of our fiscal year. The graph assumes that the value of the investment in our common stock and each index was $100 at December 29, 2000 and that all dividends were reinvested. The companies included in the S&P Restaurants Index in addition to Yum were as follows: McDonald’s Corporation, Wendy’s International, Inc., Darden Restaurants, Inc. and Starbucks Corporation.

	December 29, 2000	December 28, 2001	December 27, 2002	December 26, 2003	December 23, 2004	December 30, 2005
Yum	100	149	146	204	282	288
S & P 500	100	88	66	83	92	95
S & P Restaurants	100	90	66	97	140	149

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are J. David Grissom, Chair, Bonnie Hill, Robert Holland, Jr., Kenneth G. Langone, Jonathan S. Linen and Thomas C. Nelson. Mr. Nelson joined the Committee in January 2006.

The Board of Directors has determined that each member of the Committee is “independent” within the meaning of the applicable rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Committee is financially literate and that J. David Grissom has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. In addition, the Board determined that J. David Grissom is an “audit committee financial expert” within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective March 16, 2006. The charter is available on our Web site at www.yum.com/investors/governance and is included as Exhibit A to this proxy statement.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee met 10 times during 2005. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. The Committee also meets with senior management from time to time.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing management’s assessment of, and the effective operation of, internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinion of the independent auditors included in their report on the Company’s financial statements. The Committee has also relied, without independent verification, on management’s representation that the Company’s internal control over financial reporting is effective and the opinion of the independent auditors included in their report on the Company’s internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2005, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussions with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and written disclosures from KPMG LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2005?

Based on the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

J. David Grissom, Chairperson	Bonnie Hill
Robert Holland, Jr.	Kenneth G. Langone
Jonathan S. Linen	Thomas C. Nelson*

*                    Joined the Committee in January 2006.

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor for a fee estimated to be $6,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

Yum shareholders with shares registered directly in their name may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience and to reduce annual report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to Web site www.amstock.com, click on Shareholder Account Access, log-in and locate the option to Receive Company Mailing via e-Mail. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038 or by e-mailing our Transfer Agent at www.amstock.com. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company.

Note: You may also access Yum’s Annual Report electronically by logging on to www.yum.com/investors/annualreport.asp. Both PDF and on-line interactive versions are available at this site.

What is “Householding” of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 439-4986 or by sending an e-mail to yum.investors@yum.com.

May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?

Shareholder Proposals.   Shareholders who intend to present proposals for consideration at the 2007 Annual Meeting of Shareholders, and who wish to have their proposals included in Yum’s proxy statement and proxy card for that meeting, must be certain that their proposals are received by our Corporate Secretary at our principal executive offices in Louisville, Kentucky on or before December 4, 2006. Proposals should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. All proposals must also comply with the applicable requirements of the federal securities laws and our Bylaws in order to be included in the proxy statement and proxy card for the 2007 Annual Meeting.

In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by our Corporate Secretary no later than February 18, 2007, and shall contain such information as required under Yum’s Bylaws.

Nominations for Director Candidates.   Shareholders may propose director candidates for consideration by the Nominating Committee of our Board of Directors. In addition, our Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2007 Annual Meeting, a shareholder must notify Yum’s Secretary no later than February 18, 2007. The notice must meet all other requirements contained in our Bylaws.

Bylaw Provisions.   You may contact Yum’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

EXHIBIT A

YUM! Brands, Inc.
Charter of the Audit Committee of the Board of Directors
(As Amended and Restated Effective as of March 16, 2006)

I.   Name

There will be a committee of the Board of Directors (the “Board”) of YUM! Brands, Inc. (the “Company”) to be known as the Audit Committee (the “Committee”).

II.   Committee Purpose

The Committee is appointed by the Board to assist the Board in its oversight of: (A) the integrity of the financial statements of the Company, (B) the Company’s compliance with legal and regulatory requirements, (C) the Company’s system of internal controls and procedures and disclosure controls and procedures, (D) the independent auditors’ qualifications and independence, and (E) the performance of the Company’s internal audit function and independent auditors. The Committee shall have responsibility and authority with respect to the matters set forth in this charter for the Company and its subsidiaries.

III.   Committee Membership

1.                The Committee shall have at least three (3) members at all times, each of whom shall satisfy the applicable independence, experience and financial expertise/literacy requirements of the New York Stock Exchange (“NYSE”) and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder.

2.                The Board shall appoint the members of the Committee annually, and shall designate the Chairman of the Committee. Each member of the Committee shall serve until the earlier to occur of the date he or she is replaced by the Board, resigns from the Committee or resigns from the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the applicable independence, experience and financial expertise/literacy requirements referred to above. Except as expressly provided in this charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NYSE, the Committee shall fix its own rules of procedure.

3.                No Director may serve as a member of the Committee if he or she serves on the audit committee of more than three public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive any compensation from the Company other than Director’s fees, which may be received in cash, stock options or other in-kind consideration.

IV.   Meetings of Committee

1.                The Committee shall meet at least four (4) times each fiscal year, and at such other times as are necessary to perform the functions described in this charter. The Committee shall maintain minutes or other records of its meetings and activities, and shall make regular reports to the Board.

2.                The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

V.   Committee Authority and Responsibilities

1.                The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and assist in carrying out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Company shall provide for payment for such services and investigations, as determined by the Committee.

2.                The Committee shall meet periodically by itself, with management, with the internal auditors and with the independent auditors in separate executive sessions in furtherance of its purposes.

3.                The Committee shall, with the assistance of management, the independent auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, this charter and the Committee’s performance, and report and make appropriate recommendations to the Board with respect thereto.

4.                The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The Committee shall ensure inclusion of its then current charter in its annual proxy statement at least once every three years in accordance with regulations of the SEC.

5.                In performing its functions, the Committee shall undertake those additional tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee. The following functions will be periodically performed by the Committee in carrying out its oversight responsibility:

A.              Review and discuss with management and the independent auditors, as applicable,

(i)                          critical accounting policies and practices and major issues regarding accounting principles and financial statement presentations, including any significant changes or choices in the Company’s application of accounting principles;

(ii)                      management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, including any significant deficiencies or material weaknesses identified and any special audit steps adopted in light of material control deficiencies.

(iii)                  management’s report on its assessment of the effectiveness of internal controls over financial reporting as of the end of each fiscal year and the independent auditors’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting;

(iv)                    Any changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed;

(v)                        analyses prepared by management or the independent auditors setting forth significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative accounting treatments of financial information within accounting principles generally accepted in the United States of America (“GAAP”);

(vi)                    any management letter provided by the independent auditors and the Company’s response to that letter;

(vii)                other material written communications between the independent auditors and management,

(viii)            any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response thereto; and

(ix)                    the effect of evolving regulatory and accounting issues, as well as off-balance sheet arrangements, on the financial statements of the Company.

B.               Discuss generally with management earnings press releases, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

C.               Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

D.              Review at least annually the exceptions noted in the reports to the Audit Committee by the internal and independent auditors, and the progress made in responding to the exceptions.

E.               Discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed as immaterial or otherwise.

F.                Review with management and the General Counsel the Company’s system for assessing whether the Company’s financial statements, reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and NYSE.

G.             Establish policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

H.             Review related party transactions and potential conflict of interest situations where appropriate.

I.                   Review the Company’s accounting and financial management succession planning.

J.                  Ensure that the Company maintains an internal audit function.

K.              Discuss with the independent auditors the internal audit department and its audit plan, responsibilities, budget and staffing.

L.                Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

M.            Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s evaluation of the effectiveness of the design and operation of disclosure controls and procedures.

6.                The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

VI.   Oversight of Independent Auditors

1.                The Committee shall have the sole authority to appoint or replace the independent auditors, and shall approve in advance all audit and non-audit engagement fees and terms with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a specified member or members of the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or audit related work, and the independent auditors shall report directly to the Committee.

2.                The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the independent auditors to review any advice rendered by the independent auditors in connection with the provision of non-audit services.

3.                The following functions will be periodically performed by the Committee in carrying out its oversight responsibility with respect to the independent auditors:

A.              Review the scope, plan and procedures to be used on the annual audit, as recommended by the independent auditors.

B.               Prior to filing the Company’s Form 10-K, review and discuss with the independent auditors and management the Company’s annual audited financial statements, the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

C.               Prior to filing the Company’s Form 10-Q, review and discuss with the independent auditors and management the Company’s quarterly financial statements, the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and any matters described in the quarterly review letter from the independent auditors, including the results of the independent auditors’ reviews of the quarterly financial statements.

D.              Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

E.               Evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors and taking into account the opinions of management and the Company’s internal auditors.

F.                Receive from the independent auditors at least annually a written report delineating all relationships between the independent auditors and the Company which may impact the objectivity and independence of the independent auditors. The report shall include a description of all services provided by the independent auditors and the related fees. The Committee shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board take action to satisfy itself of the independence of the independent auditors.

G.             Ensure that the lead audit partner of the independent auditors, the audit partner responsible for reviewing the audit and any other partners of the independent auditors who perform audit services for the Company are rotated at least every five years to the extent required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and further consider rotation of the independent audit firm.

H.             Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

VII.   Compliance with Laws, Regulations and Policies

The Committee will assist the Board in the oversight of the Company’s compliance with policies and procedures addressing legal and ethical concerns. The following functions are some of the common recurring activities of the Committee in carrying out this oversight responsibility:

1.                Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Worldwide Code of Conduct and Policy on Conflict of Interest.

2.                Obtain reports from management, the Company’s Vice President, Audit, and General Counsel as to whether the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company’s Worldwide Code of Conduct and Policy on Conflict of Interest. Review annual compliance solicitation regarding these policies with the Vice President, Audit.

3.                Review with the Company’s General Counsel legal or regulatory matters that may have a material impact on the Company’s financial statements, compliance programs and policies and any material reports or inquiries relating to financial, accounting or other matters received from regulators or governmental agencies.

4.                Review with the Company’s Vice President, Audit, on an annual basis, the Company’s officers’ travel and entertainment spending and use of the corporate aircraft to ensure expenditures and usage are appropriate and accounted for properly.

5.                Periodically review the rules promulgated by the SEC and NYSE relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

VIII.   Oversight of Internal Auditors

The Committee shall:

1.                Review the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the function, the ability of the function to raise issues to the appropriate level of authority, the reporting relationships among the internal auditor, financial management and the Committee and the internal audit reporting obligations.

2.                Review the proposed internal audit plans for the coming year, the coordination of such plans with the independent auditors and the progress against such plans.

3.                Review on an annual basis a summary of significant comments and management’s responses thereon from completed internal audits.

4.                Review the appointment, performance and replacement of the Vice President, Audit (or anyone of equivalent title and responsibility).

IX.   Definition of Committee’s Roles

The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing and/or reviewing those financial statements. While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, and present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with GAAP. This is the responsibility of management and/or the independent auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Nor is it the responsibility of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Worldwide Code of Conduct.

EXHIBIT B

YUM! BRANDS, INC.
AUDIT COMMITTEE PRE-APPROVAL POLICY
(as revised February 2005)

This Policy sets forth the Audit Committee’s procedures and conditions for pre-approving audit, audit-related and non-audit services performed by a public accounting firm that acts as the independent auditor (the “Auditor”) responsible for auditing the consolidated financial statements of YUM! Brands, Inc. (the “Company”), and its subsidiaries and affiliates.

I.                   STATEMENT OF PRINCIPLES

The Audit Committee will engage the Auditor for the audit of the Company’s consolidated financial statements. Prior to the engagement of the Auditor for any audit or permissible non-audit service, the engagement must be either: (a) specifically approved by the Audit Committee; or (b) pre-approved pursuant to the pre-approval policies and procedures set forth herein.

The appendices to this Policy describe the services and fees that have been pre-approved by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

The Audit Committee will periodically revise the list of pre-approved services and fees reflected on the appendices hereto. Additionally, the Audit Committee may amend this Policy from time to time.

II.              DELEGATION OF AUTHORITY

The Audit Committee may delegate pre-approval authority to one or more of its independent members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the Committee’s responsibilities for pre-approving audit and non-audit services performed by the Auditor.

The Audit Committee has previously delegated to its Chairman the authority to pre-approve projects involving non-audit services with a fee of $50,000 or less.

III.         AUDIT SERVICES

The Audit Committee must specifically pre-approve the terms (including fees) and scope of the annual audit, review or attestation services engagement  Audit Committee pre-approval is required for any necessary changes in terms resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit, review or attestation services specifically approved by the Audit Committee, the Audit Committee may grant pre-approval for other known or anticipated audit services. The Audit Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee in accordance with this Policy.

IV.           AUDIT-RELATED SERVICES

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and/or the Company’s internal control over financial reporting and that are traditionally performed by the Auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the Auditor, and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

B-1

V.                TAX SERVICES

The Audit Committee believes that the Auditor can provide certain tax services to the Company such as tax compliance, tax planning and tax advice without impairing the Auditor’s independence. However, the Audit Committee will carefully scrutinize the retention of the Auditor in connection with any tax-related transaction recommended by the Auditor. The Audit Committee has pre-approved the tax services listed in Appendix C. All tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee.

VI.           ALL OTHER SERVICES

The Audit Committee may pre-approve those permissible non-audit services classified as “All Other Services” that it believes would not impair the independence of the Auditor. The Audit Committee has pre-approved the other services listed in Appendix D. All other services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

A list of the non-audit services prohibited by the Securities and Exchange Commission is attached to this Policy as Exhibit 1. Such exhibit may be amended from time to time to add any other service prohibited by applicable law, regulation, rule or accounting or auditing standard.

VII.      WAIVER OF PRE-APPROVAL FOR NON-AUDIT SERVICES

Specific pre-approval is not required for services not listed in Appendix D, provided that such non-audit services (a) do not aggregate to more than 5 percent of total revenues paid by the Company to the Auditor in the fiscal year in which the services are provided, (b) were not recognized as non-audit services at the time of the engagement and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee (or its designated representative as authorized pursuant to Section II of this Policy).

VIII. PRE-APPROVED FEE LEVELS

Pre-approved fee levels for all services to be provided by the Auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. Each year the Auditor will provide the Audit Committee with a report of the known or anticipated audit, audit-related, tax and other non-audit services together with an estimate of the fees for such services. The Audit Committee will review the fees and scope of such services so as to avoid any question as to the compatibility of such services with the Auditor’s independence. Each quarter the Auditor will provide the Audit Committee with a report of the audit, audit-related, tax and other non-audit services provided together with the actual fees incurred. Any changes to the estimate of services to be provided and fees attributable to such services will be discussed quarterly, and if necessary, revised.

IX.          SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the Auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be provided.

X.               PROCEDURES

Requests or applications to provide services that require specific approval of the Audit Committee will be submitted to the Audit Committee by both the Auditor and the Controller or other designated representative of the Company. The Audit Committee (or its designated representative as authorized pursuant to Section II of this Policy) will approve or disapprove the request or may request additional information from the Auditor and management prior to rendering its decision.

This Policy was last amended by the Audit Committee
of YUM! Brands, Inc. on February 21, 2005

B-2

ADMISSION TICKET

Your vote is important. Please vote immediately.

VOTE BY INTERNET -  www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the
postage-paid envelope we’ve provided or return to Yum! Brands, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YUM! BRANDS, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

If you are voting by Internet or telephone,
please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	YUM001	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

YUM! BRANDS, INC.

The Board of Directors recommends a vote FOR items 1 and 2 and AGAINST items 3,4,5 and 6
					For	Withhold	For All	To withhold authority to vote for any particular nominee, mark “For All Except” and write the nominee’s number on the line below.
					All	All	Except
1.	Election of Directors
	(01) David W. Dorman	(07) Jonathan S. Linen
	(02) Massimo Ferragamo	(08) Thomas C. Nelson
	(03) J. David Grissom	(09) David C. Novak			☐	☐
	(04) Bonnie G. Hill	(10) Thomas M. Ryan
	(05) Robert Holland, Jr.	(11) Jackie Trujillo
	(06) Kenneth G. Langone	(12) Robert J. Ulrich
(Page 13 of Proxy)

Vote On Proposals		For	Against	Abstain				For	Against	Abstain

2.	Ratification of Independent Auditors (Page 16 of Proxy)				5.		Shareholder proposal relating to Food Containing Genetically Engineered Ingredients (Page 22 of Proxy)
		☐	☐	☐				☐	☐	☐
3.	Shareholder proposal relating to a Diversity Report (Page 17 of Proxy)
		☐	☐	☐
					6.		Shareholder proposal relating to an Animal Welfare Standards Report (page 25 of Proxy)
4.	Shareholder proposal relating to the MacBride Principles (Page 20 of Proxy)							☐	☐	☐
		☐	☐	☐

NOTE: Please sign exactly as the name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION – Please indicate if you
consent to receive certain future investor
communications in a single package per household.		☐	☐

	Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)		Date

YUM! BRANDS, INC.

ANNUAL MEETING

May 18, 2006

9:00 AM
YUM! Brands, Inc.
Yum! Conference Center
1900 Colonel Sanders Lane
Louisville, Kentucky 40213

ADMISSION TICKET

YUM! BRANDS’ 2006 ANNUAL SHAREHOLDERS’ MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVING TIME) ON THURSDAY, MAY 18, 2006, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders’ Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

(PLEASE DETACH PROXY CARD AT PERFORATION)

YUM! BRANDS, INC.
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Christian L. Campbell, John P. Daly and R. Scott Toop, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 18, 2006 or any adjournment thereof.

NOMINEES FOR DIRECTOR:

David W. Dorman, Massimo Ferragamo, J. David Grissom, Bonnie G. Hill, Robert Holland, Jr., Kenneth G. Langone, Jonathan S. Linen,
Thomas C. Nelson, David C. Novak, Thomas M. Ryan, Jackie Trujillo and Robert J. Ulrich

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 and 2.

This Proxy when properly executed will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR the election of all nominees for director;
FOR the ratification of independent auditors;
AGAINST Items 3, 4, 5 and 6 (Shareholders’ Proposals).

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

(CONTINUED, and To Be Signed and Dated, on the REVERSE SIDE)
SEE
REVERSE
SIDE